Exhibit 10.5

Enanta has requested that portions of this document be accorded confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

THIRD AMENDMENT TO THE COLLABORATIVE

DEVELOPMENT AND LICENSE AGREEMENT

This THIRD AMENDMENT TO THE COLLABORATIVE DEVELOPMENT AND LICENSE AGREEMENT (this “Third Amendment”) is entered into as of October 20, 2014, by and between Enanta Pharmaceuticals, Inc., with principal offices at 500 Arsenal Street, Watertown, Massachusetts 02472 (“Enanta”) and AbbVie Inc., having a place of business at 1 North Waukegan Road, North Chicago, Illinois 60064 (“AbbVie”). AbbVie and Enanta are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Enanta and AbbVie’s predecessor, Abbott Laboratories (“Abbott”), entered into the Collaborative Development and License Agreement (the “Original Agreement”), dated November 27, 2006, for the purpose of identifying, developing and commercializing Enanta’s proprietary HCV NS3 or NS3/4A protease inhibitors and/or certain of Abbott’s proprietary protease inhibitors as more fully described within the Original Agreement;

WHEREAS, Enanta and Abbott entered into a First Amendment to the Original Agreement, dated January 27, 2009, and a Second Amendment to the Original Agreement dated December 9, 2009 (such amendments, together with the Original Agreement, being collectively the “Agreement”);

WHEREAS, pursuant to the Agreement, the Parties intend to develop and commercialize Combination Products containing Products and one or more other ingredients that are therapeutically or biologically active and are not themselves Products, as those terms are defined in the Agreement; and

WHEREAS, the Parties wish to define further the terms for the co-development and commercialization of Combination Products created from a Product and for appropriate adjustments to Net Sales to reflect a good faith determination of the relative value of each pharmaceutically active ingredient in a Combination Product.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the Parties hereto, intending to be legally bound, hereby agree as follows:

A. Any capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement.

B. When used in the Agreement and this Third Amendment, “Abbott” or “Abbott Laboratories” shall mean AbbVie.

C. The following new terms and definitions shall be added to Section 1 (Definitions) of the Agreement:

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1.116 “DAA” means any protease inhibitor, NS5A inhibitor, non-nuc polymerase inhibitor, nucleoside or nucleotide polymerase inhibitor, or any other direct acting antiviral agent, but for clarity does not include, without limitation, ritonavir, interferon, or ribavirin.

1.117 “Non-DAA” means any active pharmaceutical ingredient other than a DAA. For purposes of clarity, a non-DAA includes, without limitation, ritonavir, interferon, and ribavirin.

1.118 “First Generation Product” means any Combination Product containing or comprising the compound known as ABT-450 (parataprevir), a Product that is an HCV NS3/4 protease inhibitor, and one or more other ingredients that are therapeutically or biologically active and are not themselves Products. For purposes of clarity, the First Generation Product may consist of more than one combination, each containing ABT-450, including, without limitation, the 3D Regimen and the 2D Regimen, each as defined below.

1.119 “3D Regimen” means the First Generation Product combination comprising the co-formulation of the compounds ABT-450, ABT-267 (ombitasvir), and ritonavir (the “Co-Formulation”), plus the co-administered compound ABT-333 (dasabuvir) [*****].

1.120 “2D Regimen” means the First Generation Product combination comprising the Co-Formulation for use in the treatment of HCV without co-administration of the compound ABT-333 (dasabuvir).

1.121 [*****].

1.122 “Second Generation Product” means any Combination Product containing or comprising the compound known as ABT-493, a Product that is an HCV NS3/4A protease inhibitor, and one or more other ingredients that are therapeutically or biologically active and are not themselves Products. For purposes of clarity, a Second Generation Product may consist of more than one combination, each containing ABT-493.

D. Section 1.44 (Enanta Co-Development Percentage) of the Agreement is hereby deleted in its entirety, and the following Section 1.44 is inserted in lieu of the deleted Section:

1.44 “Enanta Co-Development Percentage” means forty percent (40%) for any Co-Developed Product. Notwithstanding the foregoing, for the Second Generation Product, the Parties agree that the Enanta Co-Development Percentage means forty percent (40%) divided by

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the total number of DAAs comprising the Second Generation Product. If one or more Non-DAAs is added to the Second Generation Product, then the Parties will negotiate in good faith further adjustments to the Enanta Co-Development Percentage for the Second Generation Product based on the relative value of the Non-DAA(s) to the product, using the same formulas as set forth in Section 6.5.1(e)(iii) to the extent applicable.

E. Section 1.78 (Materially Used) of the Agreement is hereby deleted in its entirety, and the following Section 1.78 is inserted in lieu of the deleted Section:

1.78 “Materially Used” means, with respect to Shared Development Costs, the inclusion in the core efficacy registration package in the NDA of any data, results, and/or information produced in the conduct of a clinical trial.

F. Section 1.96 (Relevant Market Size) of the Agreement is hereby deleted in its entirety, and the following Section 1.96 is inserted in lieu of the deleted Section:

1.96 “U.S. Relative Market Size” means the result obtained by [*****].

G. Section 1.103 (Shared Clinical Trial) of the Agreement is hereby deleted in its entirety, and the following Section 1.103 is inserted in lieu of the deleted Section:

1.103 “Global Development Costs” means any Development Costs incurred by a Party (or for its account by an Affiliate or a Third Party) that are intended to support approval both in the Co-Development Territory and outside of the Co-Development Territory, regardless of where those costs are physically incurred. For purposes of clarity, Global Development Costs do not include (a) any filing fees required for, and other costs associated with, any Regulatory Filings for a particular country or (b) clinical studies conducted solely to support approval in a specific country or countries (i.e., U.S. Development Costs or Ex-U.S. Development Costs as defined below).

H. Section 1.104 (Shared Clinical Trial Costs) of the Agreement is hereby deleted in its entirety, and the following Section 1.104 is inserted in lieu of the deleted Section:

1.104 “U.S. Development Costs” means any Development Costs (including, without limitation, any filing fees required for, and other costs associated with, any Regulatory Filings) incurred by a Party (or for its account by an Affiliate or a Third Party) that are solely intended to support approval of the Co-Developed Product within the Co-Development Territory, regardless of where those costs are physically incurred.

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I. Section 1.105 (Shared Clinical Trial True-Up Percentage) of the Agreement is hereby deleted in its entirety, and the following Section 1.105 is inserted in lieu of the deleted Section:

1.105 “Sharing Percentage” means [*****]. For purposes of clarity, the Sharing Percentage will be [*****] and solely for purposes of calculating what portion of Global Development Costs are Shared Development Costs.

J. Section 1.106 (Shared Clinical Trial Data) of the Agreement is hereby deleted in its entirety, and the following Section 1.106 is inserted in lieu of the deleted Section:

1.106 “Shared Development Costs” for a Co-Developed Product means the sum of (a) the Global Development Costs times the Sharing Percentage [*****] and (b) the U.S. Development Costs, in each case only to the extent such costs applicable to the Co-Developed Product were incurred on or after its Co-Development and Profit Share Option Exercise Date. For purposes of clarity, Shared Development Costs will not include any Development Costs incurred by a Party (or for its account by an Affiliate or a Third Party) that are solely intended to support approval of the Co-Developed Product outside the Co-Development Territory, regardless of where those costs are physically incurred (“Ex-U.S. Development Costs”).

K. Section 4.1.1 (Development Plans) of the Agreement is hereby deleted in its entirety, and the following Section 4.1.1 is inserted in lieu of the deleted Section:

4.1.1 Development Plans. A Development Plan and budget for each Candidate for the balance of the Calendar Year during which the Compound or Abbott Compound is designated by the JSC as a Candidate shall be prepared by Abbott and submitted to the JSC promptly after the designation of such Compound or Abbott Compound as provided in Sections 2.1.4(h) and 3.6. Thereafter, for each Calendar Year during the Development Program, an updated Development Plan and budget for each Candidate shall be prepared by Abbott and submitted to the JSC as provided in Section 2.1.4(a) or (b), as applicable. To the extent JSC approval is required, the Parties shall manage the preparation of each Development Plan and budget in a manner designed to obtain such JSC approval no later than [*****] days prior to the end of the then-current Calendar Year. Each Development Plan and amendment thereto shall: (a) set forth (i) the Development objectives, activities, priorities, timelines, budget and resources for the Calendar Year covered by the Development Plan with reasonable specificity, (ii) the Development objectives and activities to be performed for each Calendar Year period covered by the

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Development Plan with reasonable specificity, broken down by Calendar Quarters, (iii) the Party that shall be responsible for performing such activities, (iv) a timeline for such activities and (v) the expected Development Costs over such Calendar Year, including the U.S. Development Costs and the Global Development Costs; and (b) be consistent with the other terms of this Agreement.

L. Section 5.2 (Effect of Exercise) of the Agreement is hereby deleted in its entirety, and the following Section 5.2 is inserted in lieu of the deleted Section:

5.2 Effect of Exercise. If Enanta exercises the Co-Development and Profit Share Option with respect to a Compound or Candidate, as the case may be, as described in Section 5.1 then: (a) that Compound or Candidate, as the case may be, will thereafter be deemed to be a Co-Developed Product for purposes of this Agreement; (b) the Parties shall prepare and provide to the JSC for its review and approval a Marketing and Sales Plan for such Co-Developed Product within the Co-Development Territory which shall be updated and submitted by the Parties to the JSC not less than annually; (c) Abbott shall provide Enanta, as promptly as possible thereafter, with Abbott’s revised non-binding, good faith estimate of Development Costs it expects to incur with respect to that Co-Developed Product within the Co-Development Territory for each Calendar Quarter for the next five (5) Calendar Years; (d) except in accordance with Section 5.4, Enanta shall be responsible for the Enanta Co-Development Percentage of all Shared Development Costs applicable to that Co-Developed Product incurred on and after the Co-Development and Profit Share Option Exercise Date; (e) Enanta shall have the right to employ a number of Enanta Representatives to Co-Promote such Co-Developed Product, such number to equal the Enanta Co-Development Percentage of the total sales force the JDCC has reasonably determined is appropriate for the successful commercialization of the Co-Developed Product in the Co-Development Territory; (f) the Parties shall negotiate a Co-Promotion Agreement for such Co-Developed Product in accordance with Section 5.7; and (g) Enanta shall receive the Enanta Co-Development Percentage of all Operating Income derived from that Co-Developed Product in accordance with Section 6.5.2. The Parties hereby acknowledge and agree that either Party shall have the right to propose the addition of other therapeutically or biologically active ingredients for inclusion with a Co-Developed Product to create a Combination Product. Enanta and Abbott will negotiate in good faith on the terms for the development and commercialization of a Combination Product created from a Co-Developed Product that have not been contemplated in this Agreement.

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M. Section 5.3.1 (Reconciliation of Development Costs) of the Agreement is hereby deleted in its entirety, and the following Section 5.3.1 is inserted in lieu of the deleted Section:

5.3.1 Reconciliation of Development Costs. Within [*****] days following the end of each Calendar Quarter following the exercise of the Co-Development and Profit Share Option applicable to a given Co-Developed Product, Abbott shall submit to JSC a written report setting forth in reasonable detail all Shared Development Costs incurred by Abbott over such Calendar Quarter. Within [*****] days following the JSC’s receipt of such written reports, the JSC shall prepare and submit to Enanta a written report setting forth in reasonable detail the calculation of the net amount owed by Enanta to Abbott in order to ensure the appropriate sharing of the Shared Development Costs in accordance with the Enanta Co-Development Percentage. Enanta shall pay the net amount to Abbott within [*****] days after the distribution by the JSC of such written report.

N. Section 5.4 (Allocation of Shared Clinical Trial Costs) of the Agreement is hereby deleted in its entirety, and the following Section 5.4 is inserted in lieu of the deleted Section:

5.4 Allocation of Shared Development Costs.

5.4.1 Development Plan Corrections. On and after the date of exercise by Enanta of its Co-Development and Profit Share Option for a Co-Developed Product and continuing for the Term of this Agreement [*****], whichever date is earlier, Abbott shall provide written notice to Enanta to the extent any Shared Development Cost (a) previously designated as a Global Development Cost is now intended solely to support approval in the Co-Development Territory or solely to support approval outside of the Co-Development Territory; or (b) previously designated as a U.S. Development Cost or an Ex-U.S. Development Cost is now intended to support approval both in the Co-Development Territory and outside of the Co-Development Territory and otherwise qualifies as a Shared Development Cost (the “Development Plan Correction Notice”). Further, [*****], Abbott shall provide a Development Plan Correction Notice within [*****] days following the filing of the core efficacy registration package for a Co-Developed Product in the Co-Development Territory (1) if any clinical trials (a) intended to support approval both in the Co-Development Territory and outside of the Co-Development Territory or (b) intended to support approval solely in the Co-Development Territory was not Materially Used in that core efficacy registration package, or (2) if any clinical trial intended to support approval solely outside the Co-Development Territory was Materially

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Used in that core efficacy registration package. Within [*****] days after the end of the quarter in which Abbott provides a Development Plan Correction Notice (or as soon as reasonably possible thereafter), Abbott will include in its reconciliation of Shared Development Costs report pursuant to Section 5.3.1 (or in a separate report as soon as reasonably possible thereafter) a statement indicating any amounts owed by Abbott or Enanta necessary to adjust Enanta’s contribution to Shared Development Costs to reflect the amount Enanta would have paid had the Development Costs subject to the Development Plan Correction Notice been correctly allocated from the date of exercise by Enanta of its Co-Development and Profit Share Option. For example, for purposes of clarity, if the Development Plan Correction Notice identifies a Development Cost previously designated as a Global Development Cost that should now be designated as an Ex-U.S. Development Cost, then Enanta would receive a credit in the next quarterly cost statement provided pursuant to Section 5.3.1 (or in a separate report as soon as reasonably possible thereafter) in the amount of its prior contribution to those Shared Development Costs and would not share in those costs going forward.

5.4.2 Initial True-Up of Shared Development Costs. Within [*****] days after the end of the Calendar Year following the filing of the core efficacy registration package in the NDA for a Co-Developed Product in the Co-Development Territory, a Third Party entity reasonably acceptable to the Parties that performs such market analyses for the biotechnology or pharmaceutical industry will determine the U.S. Relative Market Size. Within [*****] days of that determination, Abbott shall submit to JSC a written report setting forth in reasonable detail all Shared Development Costs incurred through the end of the Calendar Year in which the filing of the core efficacy registration package in the NDA for the Co-Development Territory occurred (the “Initial Period”) and the amount Enanta has paid in Shared Development Costs for the Initial Period under Section 5.2. Within [*****] days following the JSC’s receipt of such written reports, the JSC shall prepare and submit to each Party a written report setting forth in reasonable detail the calculation of the net amount owed by a Party to the other Party in order to ensure the appropriate sharing of Shared Development Costs [*****]. The net amount payable shall be due within [*****] days after receipt of any such accounting. [*****].

5.4.3 Annual True-Up of Shared Development Costs. Within [*****] days of the end of each Calendar Year following the year in which the core efficacy registration package was filed in the Co-Development Territory (the “Subsequent Calendar Year”), to the extent Shared Development Costs are incurred during the Subsequent Calendar

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Year, a Third Party entity reasonably acceptable to the Parties that performs such market analyses for the biotechnology or pharmaceutical industry will determine whether any changes to the U.S. Relative Market Size are warranted. If any changes are warranted, Abbott shall submit to JSC a written report setting forth in reasonable detail all Shared Development Costs incurred during that Subsequent Calendar Year and the amount Enanta has paid in Shared Development Costs for that Subsequent Calendar Year under Section 5.2. Within [*****] days following the JSC’s receipt of such written report, the JSC shall prepare and submit to each Party a written report setting forth in reasonable detail the calculation of the net amount owed by a Party to the other Party in order to ensure the appropriate sharing of Shared Development Costs as if the adjusted U.S. Relative Market Size had been the Sharing Percentage during the entire Subsequent Calendar Year. The net amount payable shall be due within [*****] days after receipt of any such accounting. The U.S. Relative Market Size so determined for the Annual-True Up for any year would be the U.S. Relative Market Size for the subsequent calendar year, subject to annual true-up as provided above, which process would repeat for as long as Shared Development Costs are incurred.

O. Section 5.5 (Roll-Over Payments) of the Agreement is hereby deleted in its entirety, and the following Section 5.5 is inserted in lieu of the deleted Section:

5.5 Roll-Over Payments. If, in any Calendar Quarter, the actual amount of Shared Development Costs incurred and owed by Enanta with respect to a Co-Developed Product for that Calendar Quarter exceeds by greater than [*****] Abbott’s good faith estimate of Shared Development Costs for that Co-Developed Product for that Calendar Quarter, Enanta may, upon written notice to Abbott, delay payment of its share of any such excess until the subsequent Calendar Year (the “Roll-Over Payment”). Enanta shall make the Roll-Over Payment in two (2) equal amounts over the first two (2) consecutive Calendar Quarters of the subsequent Calendar Year. For purposes of clarity, this Section does not affect the timing of any true-up payments owed by Enanta pursuant to Section 5.4 above.

P. Section 5.6 ([*****]) of the Agreement is hereby deleted in its entirety, and the following Section 5.6 is inserted in lieu of the deleted Section:

5.6 [*****].

Q. The following provision shall be inserted at the end of Section 6.4.1 (Milestones) of the Agreement:

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(e) Next Generation Products. If Enanta elects to exercise the Co-Development and Profit Share Option with respect to any Next Generation Product (such as the Second Generation Product) [*****].

R. Section 6.5.1(e) (Combination Products) of the Agreement is hereby deleted in its entirety, and the following Section 6.5.1(e) is inserted in lieu of the deleted Section:

(e) Combination Products.

(i) In calculating royalties owed on the First Generation Product in the form of the 2D Regimen and the 3D Regimen, Net Sales throughout the world shall be adjusted as follows: (A) the total Net Sales of the 3D Regimen shall be multiplied by 0.3, and (B) the total Net Sales of the 2D Regimen shall be multiplied by 0.45. [*****]. If the Parties cannot agree on such an adjustment, a Third Party entity that is reasonably acceptable to the Parties and that performs such market estimates of pharmaceutical usage for the biotechnology or pharmaceutical industry shall make such determination, which determination shall be final and binding upon the Parties.

(ii) In calculating royalties owed on the Second Generation Product, Net Sales shall be divided by the total number of DAAs comprising the Second Generation Product. In the event that the Second Generation Product comprises or contains one or more Non-DAAs, then the Parties will negotiate in good faith further adjustments to the Net Sales for the Second Generation Product based on the relative value of the Non-DAA(s) to the product using the same formulas as set forth in Section 6.5.1(e)(iii) to the extent applicable.

(iii) For any Royalty-Bearing Product that is a Combination Product other than a First Generation Product addressed in Section 6.5.1(e)(i) above or a Second Generation Product addressed in Section 6.5.1(e)(ii) above, the Parties shall, on a country-by-country basis, agree to an appropriate adjustment to Net Sales to reflect a good faith determination of the relative value of each pharmaceutically active ingredient, based on the estimated fair market value of each such therapeutically or biologically active ingredient, as follows: (a) In the case of a Combination Product for which the Royalty-Bearing Product and each of the other therapeutically or biologically active ingredients contained in the Combination Product are sold separately in such country by Abbott, Net Sales shall be determined by [*****]; (b) In the case of a Combination Product for which the Royalty-Bearing Product is sold separately in such country but the non-Royalty-Bearing Product therapeutically or biologically active ingredients contained in the

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Combination Product are not sold separately by Abbott in such country, Net Sales shall be calculated by [*****]; and (c) If in a country neither the Royalty-Bearing Product nor all of the therapeutically or biologically active ingredients contained in the combination product are sold separately in said country by Abbott, Net Sales of the Royalty-Bearing Product forming part of the Combination Product shall be reasonably determined by [*****]. In the case where the Parties are unable to agree on [*****], the Parties shall agree upon an internationally recognized independent certified public accountant who shall make such determination and whose determination shall be final and binding on the Parties.

S. Section 6.5.1(g) (Payment Dates and Reports) of the Agreement is hereby deleted in its entirety, and the following Section 6.5.1(g) is inserted in lieu of the deleted Section:

(g) Payment Calculation, Dates and Reports. Abbott shall make Royalty Payments within [*****] days after the end of each Calendar Quarter commencing with the Calendar Quarter in which the First Commercial Sale of each Royalty-Bearing Product occurs. The Royalty Payment for each Calendar Quarter [*****] is to be calculated as the total royalties due Enanta for the Calendar Year through the end of that Calendar Quarter (“Calendar Year To Date”) less any Royalty Payments made by Abbott for any prior Calendar Quarter of the same Calendar Year. For example, the Royalty Payment for the Third Quarter will be the total royalties owed for the Calendar Year To Date less Royalty Payments made for the First and Second Calendar Quarters. If the total Royalty Payments for the prior Calendar Quarters of the same Calendar Year exceed the royalties due Enanta for the Calendar Year To Date, then Abbott will receive a credit in following Calendar Quarter, unless no further royalties are owed under the Agreement for any Royalty-Bearing Product, in which case Enanta would pay any outstanding credits owed to Abbott within [*****] days of receipt of an invoice therefor. All payments shall be made by wire transfer to the credit of such bank account as shall be designated in writing from time to time by Enanta. Abbott shall also provide, at the same time each such payment is made, a report showing: (i) the Net Sales of each Royalty-Bearing Product by country in the Territory; (ii) an explanation of the methodology Abbott used to calculate Net Sales from gross amounts billed or invoiced (and for clarity not including transaction-level data); (iii) the applicable royalty rates for such Royalty-Bearing Product; (iv) the exchange rates used in calculating any of the foregoing; and (v) a calculation of the amount of royalty due to Enanta. For the First Generation Product, this report shall include [*****].

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T. Section 6.5.2 (Operating Income) of the Agreement is hereby deleted in its entirety, and the following Section 6.5.2 is inserted in lieu of the deleted Section:

6.5.2 Operating Income Payments. Enanta shall receive from Abbott, in lieu of receiving any Royalty Payments with respect to each Co-Developed Product in the Co-Development Territory, the Enanta Co-Development Percentage of all Annual Operating Income derived from sales of that Co-Developed Product in the Co-Development Territory (such payments, the “Operating Income Payments”) for as long as there are sales by Abbott, its Affiliates and Sublicensees of such Co-Developed Product (the “Co-Development Term”). For purposes of clarity, if Operating Income is negative for any Co-Developed Product in any Calendar Quarter, for example, due to commercialization expenses incurred before sales of the Co-Developed Product, Enanta shall pay its applicable share of the negative Operating Income; [*****]. Within thirty (30) days following the end of each Calendar Quarter commencing on and after the date of First Commercial Sale of each Co-Developed Product, (a) Enanta shall submit to the JSC a statement identifying all Commercialization Expenses and License Fees incurred by it with respect to such Co-Developed Product in the Co-Development Territory and (b) Abbott shall submit to the JSC a statement identifying the Net Sales, Cost of Goods, freight, Third Party Payments, R&D and all Commercialization Expenses incurred by it with respect to such Co-Developed Product. Within forty-five (45) days following the end of the Calendar Quarter, the JSC shall submit to the Parties a written report setting forth in reasonable detail (c) the calculation of Operating Income, determined in accordance with Schedule 6 attached hereto and (d) the calculation of the amount of Operating Income payable to Enanta in accordance with the Enanta Co-Development Percentage for that Co-Developed Product taking into account Enanta’s expenditures for the period. Abbott shall make the Operating Income Payments to Enanta within thirty (30) days following the issuance of such written report.

U. Enanta hereby waives its Co-Development and Profit Share Option with respect to ABT-493.

V. Enanta and Abbott agree that this Third Amendment shall be annexed to and made part of the Original Agreement. Any conflicts arising between this Third Amendment and the Agreement shall be resolved in favor of the provisions in this Third Amendment, including any terms and/or definitions modified and/or made obsolete by this Third Amendment. Except as herein provided, all of the terms and conditions in the Agreement remain unchanged and are hereby reaffirmed.

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W. This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, AbbVie and Enanta have each caused this Third Amendment to be executed by a duly authorized representative as of the day and year first above written.

ABBVIE INC.		ENANTA PHARMACEUTICALS, INC.

By:	/s/ William J. Chase	By:	/s/ Jay R. Luly

Name:	William J. Chase	Name:	Jay R. Luly

Title:	Executive Vice President, CFO	Title:	President and CEO

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